  Exhibit 99.1

ChromaDex Corporation Reports Third Quarter 2020 Financial Results

Revenue for the Three-Month Period Ended September 30, 2020 Totals $14.2 Million, up 18% Year-over-Year, with Gross Margin of 59.6%, and Lower Operating Expenses

LOS ANGELES, November 4, 2020 (BUSINESS WIRE) - ChromaDex Corp. (Nasdaq:CDXC) today reported third quarter financial results.

2020 Third Quarter and Recent Highlights

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Total net sales of $14.2 million, up 18% from $12.1 million from the year ago quarter.
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Tru Niagen® net sales of $11.9 million, a 22% increase from the year ago quarter.
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Net loss was ($4.2) million or ($0.07) per share, an improvement of $0.05 per share year-over-year.
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Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($0.1) million, a $1.7 million improvement year-over-year.
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Announced Phase 2 results from study in Turkey showing nutritional protocol including nicotinamide riboside (“NR”) plus local standard of care reduced recovery time in COVID-19 patients by nearly 30%.
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Growing body of clinical research suggests that nicotinamide riboside (Niagen®) may support areas of human health with broad addressable markets, including cardiovascular and immune health, with additional studies underway.
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Nestlé Health Science’s new Celltrient™ Cellular Energy products featuring Tru Niagen® launched in the United States, following the launch of Tru Niagen® capsules on Persona, a Nestlé Health Science company and leading personalized vitamin subscription program, earlier this year.

“We delivered strong third quarter sales of Tru Niagen with sequential growth in our e-commerce business and with Watsons, and our partner Nestlé Health Science released their new product line Celltrient, featuring Tru Niagen,” says ChromaDex CEO Rob Fried. “Our scientists and research partners also published important new data furthering our understanding of increased NAD+ levels and immune health, including research on COVID-19.”

Results of operations for the three months ended September 30, 2020

For the three months ended September 30, 2020 (“Q3 2020”), ChromaDex reported net sales of $14.2 million, up 18% compared to $12.1 million in the third quarter of 2019 ("Q3 2019"). The increase in Q3 2020 revenues was driven by growth in sales of Tru Niagen.

Gross margin increased by 360 basis points to 59.6% in Q3 2020 compared to 56.0% in Q3 2019. The increase in gross margin was largely driven by the positive impact of increased Tru Niagen consumer product sales and product cost saving initiatives.

Operating expenses decreased by $1.0 million to $12.7 million in Q3 2020, compared to $13.6 million in Q3 2019. The decrease in operating expenses was driven by a decrease of $1.4 million in general and administrative expense, and a decrease of $0.2 million of research and development expense, partially offset by $0.6 million of higher selling and marketing expense. The decrease in general and administrative expense was driven by $1.0 million of lower legal expenses.

The net loss for Q3 2020 was ($4.2) million or ($0.07) per share compared to a net loss of ($7.2) million or ($0.12) per share for Q3 2019.

Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was a loss of ($0.1) million for Q3 2020, compared to a loss of ($1.9) million for Q3 2019, a $1.7 million improvement.

ChromaDex defines Adjusted EBITDA excluding total legal expense as net income or (loss) which is adjusted for interest, income tax, depreciation, amortization, non-cash stock compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health and total legal expense.

For Q3 2020, the net cash used in operating activities was ($3.8) million versus ($7.8) million in Q3 2019.

2020 Outlook

The Company’s full year financial outlook is unchanged from last quarter. Based on the Company’s current financial outlook, revenue growth will be driven by its U.S. ecommerce business, new international market launches with its partners and distributors, such as in the U.K. and Australia, new online platforms, including Persona Nutrition, a Nestlé Health Science company, and the Company’s new product, Tru Niagen® Beauty. The Company expects continued gross margin improvement driven by a higher mix of Tru Niagen® sales, product design changes implemented in late 2019, and additional supply chain cost savings initiatives in 2020. The Company expects lower selling, marketing and advertising as well as general and administrative expenses as a percentage of net sales driven by strong growth from returning customers and scale on our fixed overhead costs driven by organizational realignment initiatives, as well as new systems and processes. The Company does not expect any supply chain disruption related to the impact of COVID-19 at this time and, while the revenue impact is difficult to predict, the Company is managing expenses to mitigate the bottom-line impact.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the third quarter results and provide a general business update on Wednesday, November 4, at 4:30pm ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

Date: Wednesday, November 4, 2020
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: (833) 979-2703
International dial-in number: (236) 714-2223
Conference ID: 4699759
Webcast link: ChromaDex Third Quarter 2020 Earnings Conference Call

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.chromadex.com.

A replay of the conference call will be available after 7:30 p.m. ET.
Toll-free replay number: 800-585-8367
Replay ID: 4699759

About Non-GAAP Financial Measures:

Adjusted EBITDA excluding total legal expense excludes interest, income tax, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense, bad debt expense related to Elysium Health, and total legal expense. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. ChromaDex believes the presentation of its non-GAAP financial measures enhances the overall understanding of the company’s historical financial performance. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of GAAP to non-GAAP measures are attached to this press release.

About ChromaDex:

ChromaDex Corp. is a science-based integrated nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to discover, develop and create solutions to deliver the full potential of NAD and its impact on human health. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN® is helping the world AGE BETTER®. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotation from ChromaDex’s Chief Executive Officer, and statements related to the impact of COVID-19 on revenues and supply chain and ChromaDex’s management of expenses to mitigate the bottom-line impact; future revenue growth being driven by ChromaDex’s U.S. ecommerce business, new international market launches with ChromaDex’s partners and distributors, such as in the U.K. and Australia, new online platforms, including Persona Nutrition, a Nestlé Health Science company, and the ChromaDex’s new product, Tru Niagen® Beauty; the expectations of gross margin improvement driven by a by a higher mix of Tru Niagen® sales, product design changes implemented in late 2019, and additional supply chain cost savings initiatives in 2020; and the expectations of lower selling, marketing and advertising expenses and lower general and administrative expenses as a percentage of net sales driven by strong growth from returning customers and scale on fixed overhead costs driven by organizational realignment initiatives, as well as new systems and processes. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Brianna Gerber, Vice President of FP&A and Investor Relations
949-419-0288 ext. 127
briannag@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Vice President of Global Marketing & Communications
310-388-6706 ext. 689
alexw@chromadex.com

ChromaDex Corporation

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Statements of Operations
For the Three Month Periods Ended September 30, 2020 and September 30, 2019
(In thousands, except per share data)

	Three Months Ended
	Sep. 30, 2020	Sep. 30, 2019

Sales, net	$14,180	$12,053
Cost of sales	5,726	5,304

Gross profit	8,454	6,749

Operating expenses:
Sales and marketing	5,223	4,626
Research and development	880	1,044
General and administrative	6,547	7,967
Operating expenses	12,650	13,637

Operating loss	(4,196)	(6,888)

Nonoperating expense:
Interest expense, net	(19)	(314)
Nonoperating expense	(19)	(314)

Net loss	$(4,215)	$(7,202)

Basic and diluted loss per common share	$(0.07)	$(0.12)

Basic and diluted weighted average
common shares outstanding	61,695	57,658

See Notes to Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on November 4, 2020.

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Balance Sheets
September 30, 2020 and December 31, 2019
(In thousands, except per share data)

	Sep. 30, 2020	Dec. 31, 2019
Assets

Current Assets
Cash, including restricted cash of $0.2 million and $0.2 million, respectively	$15,478	$18,812
Trade receivables, net of allowances of $0.0 million and $2.8 million, respectively;
Receivables from Related Party: $1.0 million and $0.8 million, respectively	3,214	2,175
Inventories	11,031	11,535
Prepaid expenses and other assets	1,005	996
Total current assets	30,728	33,518

Leasehold Improvements and Equipment, net	3,307	3,765
Intangible Assets, net	1,147	1,311
Right of Use Assets	1,323	891
Other Long-term Assets	910	762

Total assets	$37,415	$40,247

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$6,881	$9,626
Accrued expenses	5,173	4,415
Current maturities of operating lease obligations	650	595
Current maturities of finance lease obligations	83	258
Customer deposits	228	169
Total current liabilities	13,015	15,063

Deferred Revenue	3,820	3,873
Operating Lease Obligations, Less Current Maturities	1,070	848
Finance Lease Obligations, Less Current Maturities	23	18

Total liabilities	17,928	19,802

Commitments and Contingencies

Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares;
issued and outstanding September 30, 2020 61,587 shares and
December 31, 2019 59,562 shares	62	60
Additional paid-in capital	155,156	142,285
Accumulated deficit	(135,728)	(121,900)
Cumulative translation adjustments	(3)	-
Total stockholders' equity	19,487	20,445

Total liabilities and stockholders' equity	$37,415	$40,247

See Notes to Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on November 4, 2020.

ChromaDex Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
(In thousands)
Net loss, as reported	$(8,337)	$(7,755)	$(7,202)	$(8,853)	$(5,902)	$(3,711)	$(4,215)
Adjustments:
Interest (income) expense	(35)	575	314	(7)	12	24	19
Depreciation	173	190	196	203	214	218	220
Amortization of intangibles	61	61	62	62	62	60	60
Amortization of right of use assets	138	141	144	92	92	95	97
Share-based compensation	2,029	1,759	1,687	1,697	1,873	1,711	1,574
Severance and restructuring	-	-	-	200	953	284	224
Elysium-related bad debt expense	-	-	-	2,233	-	-	-
Adjusted EBITDA	$(5,971)	$(5,029)	$(4,799)	$(4,373)	$(2,696)	$(1,319)	$(2,021)

Total legal expense	3,250	2,926	2,944	2,226	2,380	1,844	1,896

Adjusted EBITDA excluding total legal expense	$(2,721)	$(2,103)	$(1,855)	$(2,147)	$(316)	$525	$(125)